UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) ☑ Filed by the Registrant ☐ Filed by a party other than the Registrant CHECK THE APPROPRIATE BOX: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☑ Definitive Additional Materials ☐ Soliciting Material under §240.14a-12 Wells Fargo & Company (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY): ☑ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

© 2024 Wells Fargo Bank, N.A. All rights reserved. Investor Presentation Spring 2024

Executive Summary • Wells Fargo conducted extensive shareholder engagement efforts following the 2023 Annual Meeting, which have informed the Company’s and the Board’s decision-making • Following shareholder engagement, our Board has taken responsive actions regarding the majority- supported 2023 shareholder proposals. In particular, we enhanced our disclosures regarding board oversight of human capital management and risks, culture and ethics as well as our framework for workplace harassment and discrimination. • The Board also leveraged the results of the third-party Racial Equity Assessment (REA), which is publicly available on our website, to inform our response to the proposal on Efforts to Prevent Workplace Harassment and Discrimination • Collectively, our Board and its committees oversee the topics raised in our 2024 shareholder proposals and review and discuss those topics on a regular basis. Our Board has thoughtfully considered and responded to this year’s shareholder proposals, including those that have been resubmitted from prior years • Our executive compensation program is designed to deliver long-term shareholder value with sound risk management discipline, and its structure reflects extensive engagement with shareholders over multiple years 2

Shareholder Engagement Summary Following our 2023 Annual Meeting, we engaged with investors in fall 2023, and again after the December 2023 publication of our Racial Equity Assessment (see “Shareholder Engagement” beginning on page 1 of our proxy statement). Fall 2023 Engagement 54% Total contacted* 51% Total engaged* Key Topics Discussed • Responsiveness to Shareholder Proposals Potential actions that could be taken in response to the shareholder proposals that passed at our 2023 Annual Meeting, which directly informed the Company’s responses disclosed in our 2024 proxy statement (see slides 4 and 5) • Corporate Governance Interest in (1) better understanding the Board’s role in overseeing key areas such as risk and regulatory matters and (2) more information regarding the Company’s lobbying activities; we are responding by continuing to enhance disclosures related to the Board’s risk and regulatory oversight role and responsibilities and our lobbying activities (see our Statements in Opposition to proposals 10, 11 and 12) • DE&I and Human Capital A shareholder proposal on employees’ freedom of association and collective bargaining was voted on at our 2023 Annual Meeting but did not receive majority support; a similar proposal will be voted on in 2024 and, in response to feedback, we added additional disclosures regarding Board oversight of human capital matters, as well as our position on freedom of association and collective bargaining and the Company’s actions to respect these rights (see our Statement in Opposition to proposal 7) • Executive Compensation Our executive compensation program and the significant enhancements made by the Board’s HRC over the past few years, highlighted by the positive support for the program and 2023 Say on Pay vote, which received ~92% support (see slide 10) • Sustainability Shareholder proposals relating to climate topics were voted on at our 2023 Annual Meeting but did not receive majority support; proposals on these topics will be voted on in 2024 and, based on our progress, evolving regulatory standards and shareholder feedback, we continue to refine our disclosures regarding climate (see our Statements in Opposition to proposals 9 and 10) REA Engagement Key Topics Discussed • Responsiveness to Shareholder Proposals Enhanced disclosures about the Board’s oversight of human capital management and the Company’s framework to prevent and address harassment and discrimination, including consequential changes to our policies and practices in response to the REA (see slides 4 and 5) • REA Depth and breadth of the assessment, as well as our next steps for reviewing and addressing the recommendations included in the REA (see slide 7 and our Statement in Opposition to proposal 6) 29% Total contacted* 17% Total engaged* 3 * Percentages based on total outstanding shares

4 Spotlight on Shareholder Feedback Regarding 2023 Workplace Harassment and Discrimination Proposal We gathered a significant amount of feedback after the proposal received majority support, which informed our responsive actions and the Board’s recommendation AGAINST a substantially similar proposal on our 2024 ballot. • During our investor engagements in fall 2023, and subsequent REA-focused engagements in 2024, we learned that our shareholders’ overarching focus related to the topic of workplace harassment and discrimination was on our culture, including the Board’s oversight of our culture • We further heard that our shareholders sought greater insight into the Board’s oversight of human capital risks, including relating to workplace harassment and discrimination • Shareholders also encouraged us to consider enhancing our disclosures regarding harassment and discrimination • The results of the REA – which included a specific focus on harassment and discrimination – were well received by investors • Disclosure of the metrics requested by the proposal did not emerge as a priority among investors ‒ There was no consensus perspective from our investors on the value of such metrics ‒ Some investors expressed that disclosure of such metrics when they are not otherwise provided by peers may not yield useful information and could create reputational or litigation risks Based on investor feedback, our Board believes the approach we have taken is responsive to the 2023 majority- supported proposal and renders the substantially similar 2024 proposal unnecessary

5 Key Responsive Actions Following the 2023 Annual Meeting Majority-Supported 2023 Shareholder Proposals Shareholder Proposal What We Are Doing Efforts to Prevent Workplace Harassment and Discrimination (See pages 2, 3 and 114- 117 of the 2024 proxy statement) Providing additional disclosures in our proxy statement about: (1) the Board’s oversight, including how our Board and the HRC oversee human capital risk and human capital management, in addition to culture and ethics, and (2) the Company’s framework to prevent and address harassment and discrimination, including detail on our well-developed framework to prevent and address harassment and discrimination Leveraging the third-party REA – which included an assessment of our framework on harassment and discrimination as part of its workforce review – and prioritizing the review of the three recommendations related to the prevention of harassment and discrimination; and in response, we are making consequential changes to our policies and practices Based on investor feedback, our Board believes our 2024 proxy statement disclosures, as well as the REA and our determination to implement a majority of its recommendations relating to harassment and discrimination, are responsive to the shareholder proposal Simple Majority (See pages 108-111 of the 2024 proxy statement) Proposing amendments to our organizational documents to remove all remaining supermajority voting standards; if approved, the proposed amendments will: • expressly opt out of Delaware General Corporation Law Section 203 (which includes a supermajority voting standard); and • remove the supermajority vote requirement in the local director provision of our By-Laws Our Board believes these changes appropriately balance the varied views expressed by our shareholders and the needs of the Company

Human Capital Risk Oversight Our Board, directly and through the HRC, oversees human capital risk and human capital management, in addition to our culture and ethics. 6 • Reviews the results of our annual Global Employee Survey with management • Reviews management reports on Wells Fargo’s culture • Reviewed of the REA with the third-party law firm • Reviews with management special human capital topics, such as labor relations and DE&I • Reviews and approves our overall three-year strategic plan, which includes annual engagement with our Head of Human Resources and the review of our Independent Risk Management team’s assessment The full Board provides direct oversight of certain human capital matters • Oversees performance management, talent management, DE&I, pay equity and succession planning for the CEO and other senior executives as determined by the HRC • Periodically reviews the Code of Conduct and management’s efforts to foster responsible conduct and ethical behavior and decision-making throughout Wells Fargo • Regularly engages with and reviews reports from our Head of Human Resources and our senior executive who oversees conduct management, including: – Culture reports and metrics; – Conduct management reports, metrics and trends; – Human capital risk reports and metrics, emerging trends such as labor relations, and monitoring of human capital risks; related risk appetite measures and key risk indicators; and the results of internal audit reviews of Human Resources; and – Regulatory matters relating to the Human Resources function The HRC provides additional oversight over key human capital areas M. MorrisW. HewettR. Sargent S. Black The HRC also engages with management regarding shareholder proposals related to human resources, including vote results and investor feedback, and discusses potential responsive actions with management 92% Director nominees contribute specific human capital management skills and experiences

7 Third-Party Racial Equity Assessment The REA focused on our efforts to promote racial equity in the U.S. through our three DE&I strategic priorities Increasing diverse representation and inclusion through an inclusive culture and workplace environment Better serving and growing diverse customer segments Supporting and increasing spend with diverse suppliers • Assessment was commissioned in September 2022, spanned ~15 months, and was underway when the 2023 shareholder proposal requesting an annual report on the effectiveness of the Company’s efforts to prevent workplace harassment and discrimination received majority support • Led by a third-party law firm and included input from internal and external stakeholders, including over 60 internal briefings with approximately 100 internal subject matter experts • Reviewed and assessed our policies and procedures and conducted internal interviews related to our harassment and discrimination framework, including our reporting channels and investigation procedures • Also reviewed whether our policies and procedures are well designed to: (1) support our efforts to build and sustain an inclusive workplace; and (2) identify and address allegations involving harassment and discrimination • The Corporate Responsibility Committee (CRC) oversaw the REA and the Board reviewed the results with the third-party law firm See page 3 of the 2024 proxy statement for additional information We are still evaluating the recommendations but have prioritized the review of the three recommendations related to the prevention of harassment and discrimination and in response are making consequential changes to our policies and practices: • updating our Anti-Discrimination and Harassment Policy to enhance language prohibiting behavior that denigrates persons on the basis of a protected characteristic; • enhancing training materials and content to provide more examples and scenarios on prohibited behaviors; and • continuing to assess employee awareness of, and comfort with, our anti-harassment and EEO policies and reporting channels through mandatory annual training and supplementing that assessment with periodic surveys How the REA is Informing our Harassment and Discrimination Policies and Procedures: Feedback during our REA-focused engagement has been positive regarding the depth and breadth of the assessment

8 Shareholder Proposal Key Points – See our Statements in Opposition for additional information Starting on page 112 of the 2024 proxy statement Annual Report on Prevention of Workplace Harassment and Discrimination (See pages 114-117 of the 2024 proxy statement) • Based on shareholder feedback, our Board believes our proxy disclosures, as well as the REA and our determination to implement a majority of its recommendations relating to harassment and discrimination are responsive to the shareholder proposal (see also slides 3-5 and 7 for additional information) Third-Party Assessment of Respect for Freedom of Association and Collective Bargaining (See pages 5, 10 and 119- 121 of the 2024 proxy statement) • In response to shareholder feedback, we added disclosures regarding Board and committee oversight of human capital matters, as well as our freedom of association and collective bargaining framework and our continued efforts to address the evolving labor market, which include: – engaging third-party subject matter experts who advised us on labor relations matters and who presented to the HRC on this topic earlier this year; – developing and implementing additional training designed to continue educating managers, achieving a completion rate of over 99% for US-based managers assigned to the training as of January 31, 2024; and – supplementing management’s expertise on this topic Report on Respecting Indigenous Peoples’ Rights (See pages 123-124 of the 2024 proxy statement) • We have served Indigenous Peoples’ communities in the United States for more than 60 years, and we seek to help these communities achieve financial sustainability and prosperity • We seek to respect the rights of Indigenous Peoples and strive to take those rights into account when conducting our business activities. Our policies and procedures, which we periodically review and evaluate, underscore the importance of respecting Indigenous Peoples’ rights and assessing potential risks to Indigenous communities • We have established risk management policies, practices and procedures, including our Environmental and Social Impact Management (ESIM) Policy and related ESIM Framework, to help us identify, evaluate and manage complex environmental and social issues in our financing and investment businesses Audit of Climate Transition Policies (See pages 126-127 of the 2024 proxy statement) • We provide significant public disclosures regarding our sustainability and climate initiatives and related risk considerations • We are primarily a U.S. domestic bank, with a relatively limited presence in emerging markets The Board Recommends a Vote AGAINST Each Shareholder Proposal The Board takes the submission of shareholder proposals seriously. We engaged with shareholders, and sought to engage with all proponents, to inform our review and respond to the underlying topics of interest.

9 Shareholder Proposal Key Points – See our Statements in Opposition for additional information Annual Climate Lobbying Congruency Report (See pages 129-130 of the 2024 proxy statement) • We have extensive disclosures related to climate, as well as lobbying and political engagement, which we plan on enhancing in 2024 • We also plan to further enhance the disclosures regarding our political and public policy contributions related to climate by: ‒ adding information regarding our climate-related advocacy engagement at principal trade organizations, including our membership in climate-focused working groups; ‒ adding information about our business and philanthropic investments and activities that support and utilize our climate policies; and ‒ updating information regarding our engagement with climate-related non-governmental organizations and other groups focused on renewable energy Annual Report on Congruency of Political Spending and Corporate Values (See pages 132-133 of the 2024 proxy statement) • We already disclose detailed information regarding our lobbying activities, trade association memberships and contributions to 527 Organizations and made by employee-funded PACs • In 2023, we enhanced the disclosures on our Government Relations and Public Policy webpage on our decision-making approaches for political engagement • In 2024, we will further enhance our disclosures to address: ‒ the approval process for our trade association membership, including the role of the Head of GRPP and the CRC, and the percentage of dues paid attributable to lobbying for each of our principal trade associations; ‒ information related to grassroots lobbying; ‒ the criteria that Wells Fargo’s PACs use in making decisions to support candidates; and ‒ advocacy and lobbying disclosures at the state and local jurisdiction level, and information about the confirmation process from 527 organizations regarding compliance with the restrictions on the use of our donations Transparency in Lobbying (See pages 135-136 of the 2024 proxy statement) Report on Risks of Politicized De-Banking (See pages 138-139 of the 2024 proxy statement) • We have a well-developed framework designed to prevent discrimination and mitigate related risks • As a global financial institution, we are subject to extensive legal and regulatory requirements. Adherence to these obligations may, under certain circumstances, require account closures, though we do not close accounts on the basis of a person’s race, color, religion, sex, national origin, or political views The Board Recommends a Vote AGAINST Each Shareholder Proposal The Board takes the submission of shareholder proposals seriously. We engaged with shareholders, and sought to engage with all proponents, to inform our review and respond to the underlying topics of interest.

Executive Compensation Program Overview

Our executive compensation program, which has evolved over the past few years, is designed to align with our business, performance, risk management and talent needs *(for a more fulsome discussion of our compensation program, see "Compensation Discussion and Analysis" beginning on page 54 of our proxy statement).*

Executive Compensation Principles

1. **Pay for Performance**
2. **Promote Effective Risk Management**
3. **Attract and Retain Talent**

Core Compensation Elements

Type	Pay Element	Vehicle *% of Total Comp.* *(CEO and Other NEO Avg. Mix)*	Detail
Fixed	**Base Salary**	**Cash** *CEO: 9%; NEOs: 14%*	• Only form of annual fixed compensation • Important element in delivering a competitive total compensation opportunity
At Risk[1]	**Annual Cash Bonus**	**Cash** *CEO: 23%; NEOs: 26%*	• Rewards results, differentiating pay • Creates the desired cash component of total compensation when combined with salary
At Risk[1]	**Long-Term Equity Awards** *Rewards perf. over the long-term, creating a shared success culture*	**Performance Share Awards (PSAs)** *CEO: 44%; NEOs: 30%*	• Three-year performance cliff vesting • Payout based on relative and absolute Return on Tangible Common Equity (ROTCE) and a Total Shareholder Return (TSR) modifier
		Restricted Stock Rights (RSRs) *CEO: 24%; NEOs: 30%*	• Time-vests one-third per year over a three-year period

Total Comp. Mix vs. Labor Market Peers[2]

Company	Total Cash	Total Equity
WFC CEO	**32%**	**68%**
Peer Median	*29%*	*71%*
WFC NEO Median	**40%**	**60%**
Peer Median	*41%*	*59%*

CEO Total Variable Compensation[3]

Company Performance Weighting × Achievement		Individual Performance Weighting × Achievement		Total Performance Achievement		Target Variable Compensation		Total Variable Compensation
65% × 110%	+	35% × 120%	=	113.5%	×	$24.5M	=	$27.8M
						Negative Discretion Exercised by the Board		- $1.3M
						Final 2023 Total Variable Compensation		$26.5M

*Similar to last year, in deciding to exercise **negative discretion**, the HRC and the Board considered the work ahead while expressing strong confidence in the CEO's leadership in driving the continued transformation*

(1) Value determined by **Company** and **individual performance**; subject to applicable clawback policies.
(2) Based on available peer data as of 4/4/2024. JPM and MS CEO data sourced from 8-Ks. Companies included in NEO Peer Median data set: AXP, BAC, BK, C, GS, PNC, STT, USB.
(3) The total variable incentive compensation process for Functional NEOs weighs Company Performance at 50% and Individual Performance at 50%. The total variable incentive compensation process for Business Line CEOs weighs Company Performance at 30%, Business Line Performance at 20% and Individual Performance at 50%.

10

Thank you Disclaimer and Forward-Looking Statements This presentation contains forward-looking statements. In addition, our management may make forward-looking statements orally to analysts, investors, representatives of the media and others in connection with this presentation. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our expectations regarding noninterest expense and our efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) our expectations regarding our mortgage business and any related commitments or exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal actions; (xiii) environmental, social and governance related goals or commitments; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results may differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission. Forward-looking and other statements in this presentation may also address our ESG plans, progress, and goals (including DE&I and environmental matters), and the inclusion of such statements is not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking ESG statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. These statements are not promises that goals or targets will be met, are not guarantees of future performance, are not intended to create legal rights and are subject to numerous and evolving uncertainties and risks that we may not be able to assess or predict. We may adjust our commitments, targets, or goals, or establish new ones, as our business, plans, or operations evolve. References throughout this presentation to websites and reports are provided for convenience only, and the content on the referenced websites or in the referenced reports is not incorporated by reference into this presentation. We assume no liability for any third-party content contained on the referenced websites or in the referenced reports. 11